Exhibit (s)
CALCULATION OF FILING FEE

FORM N-2
(Form Type)

Ironwood Institutional Multi-Strategy Fund LLC
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Shares
Fees to be Paid	Equity	Units of Limited Liability Company Interest	Rule 457(o)			$1,500,000,000(1)	$0.0000927	$139,050(1)
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	Equity	Units of Limited Liability Company Interest	Rule 415(a)(6)			$381,264,200(1)			N-2	333-257852	August 31, 2021	$109,100
Total Offering Amounts						$1,881,264,200(1)		$139,050(1)
Total Fees Previously Paid
Total Fee Offsets
Net Fee Due						$139,050(1)

(1)
The proposed maximum offering price per security will be determined, from time to time, by Ironwood Institutional Multi-Strategy Fund LLC (the “Fund”) in connection with the sale by the Fund of the securities registered under this Registration Statement.  The Fund is a master fund in a master feeder arrangement. The feeder fund is Ironwood Multi-Strategy Fund LLC (the “Feeder Fund”). Pursuant to the Fund’s and the Feeder Fund’s SEC no action letter, no fees are due or paid at the Feeder Fund level. See Ironwood Multi-Strategy Fund LLC and Ironwood Institutional Multi-Strategy Fund LLC, SEC No-Action Letter (pub. avail. April 19, 2017). A credit is claimed for fees attributable to $381,264,200 in securities previously registered and unsold under the Fund’s registration statement, dated August 31, 2021 (File Nos. 333-257852 and 811-22463), filed on August 25, 2021, pursuant to the “carryover” provision of Rule 415(a)(6). A portion of that “carryover” amount is attributable to fees originally paid at the Feeder Fund level and relate to the no-action letter cited above.

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

N/A